UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2015

People’s Utah Bancorp
(Exact name of registrant as specified in its charter)

Utah	001-37416	87-0622021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 East Main Street American Fork, UT
(Address of principal executive offices)

84003
(Zip code)

(801) 642-3998
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01Other Events.

People’s Utah Bancorp (the “Company”) announced that the Company received permission from the Federal Deposit Insurance Corporation and Utah Department of Financial Institutions for the merger of the charters of its two subsidiary banks, Bank of American Fork (“BAF”) and Lewiston State Bank (“LSB”). The Company completed this merger of charters on September 29, 2015. The new amended charter has renamed the combined bank People’s Intermountain Bank (PIB) with BAF and LSB continuing to do business as registered names of PIB.

In conjunction with the completion of the merger of the charters, Rick W. Anderson, Senior Vice President and Chief Operating Officer (“COO”) of People’s Utah Bancorp, has also been named President of People’s Intermountain Bank. Mr. Anderson will continue to concentrate on maintaining the operational focus of PIB on the respective communities served, which is a logical extension of his duties as COO of People’s Utah Bancorp.  Richard T. Beard will remain Chief Executive officer of PIB and the President and Chief Executive Officer of People’s Utah Bancorp and will focus on corporate and strategic areas of PIB and the Company.

A copy of the press release issued in conjunction with the announcement of the merger of the subsidiary bank charters and the appointment of Mr. Anderson is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated September 30, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s Utah Bancorp

Date: September 30, 2015	By:	/s/ Richard T. Beard
Richard T. Beard
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated September 30, 2015.